 Exhibit 23.3

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Restricted Stock Unit Plan of Lavoro Limited of our report dated December 5, 2022, with respect to the combined financial statements of Lavoro Group included in its Registration Statement (Form F-1 No. 333-270791) filed with the Securities and Exchange Commission.

/s/ ERNST & YOUNG

Auditores Independentes S/S Ltda.

São Paulo, Brazil

July 11, 2023.